EX-99.2 6 d157339dex992.htm EX-99.2 Exhibit 99.2 FORM OF NEW YORK COMMUNITY BANCORP, INC. 2020 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK AGREEMENT [EMPLOYEE] THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), which includes this Notice and the attached Terms and Conditions, confirms the grant of Restricted Stock (the “Award”) by NEW YORK COMMUNITY BANCORP, INC. (the “Company”), to ________________ (“Employee”), under the New York Community Bancorp, Inc. 2020 Omnibus Incentive Plan (the “Plan”) as follows:   Date of Grant: __________________________________________(“Grant Date”) Number of Shares: _______________________________________(“Award Shares”) Vesting:   Date Vested                     Number of Shares The Award is subject to the terms and conditions of the Plan and this Agreement, which includes the attached Terms and Conditions. By signing below, the Company and Employee agree to the terms and conditions of this Agreement.   NEW YORK COMMUNITY BANCORP, INC.     EMPLOYEE      By:      (Name) Date:                                                                                                                     Date:                                                                                                                10/20/25, 3:48 PM EX-99.2 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex992.htm 1/4

NEW YORK COMMUNITY BANCORP, INC. 2020 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK AWARD (Employee) TERMS AND CONDITIONS The following terms and conditions apply to the Award of Restricted Stock granted to Employee by the Company as specified on the preceding page (the “Notice”), which is an integral part of this Agreement. 1. Award of Shares. Under the terms of the Plan, the Company has granted to Employee an Award of Restricted Stock, effective on the Grant Date. To evidence the Award and the terms, conditions and restrictions thereof, the Company and Employee have signed this Agreement. 2. Period of Restriction and Vesting in the Award Shares. (a) Subject to earlier vesting or forfeiture as provided below, the period of restriction (the “Period of Restriction”) applicable to each portion of the Award Shares is the period from the Award Date through the vesting dates provided on the Notice, provided Employee remains employed with the Company or its Subsidiaries through such date. (b) Except as contemplated in Paragraph 2(c), the Award Shares, and the rights and privileges conferred hereby, may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process, during the Period of Restriction. Except as otherwise provided pursuant to Paragraph 2(c), the Award Shares as determined pursuant to Paragraph 2(a) shall become freely transferable by Employee as of the last day of the relevant Period of Restriction. (c) Subject to earlier forfeiture as provided below, and subject to Paragraph 11 below, in the event a Vesting Acceleration Event occurs while Employee is an employee of the Company or one of its Subsidiaries and prior to the end of the Period of Restriction applicable to any portion of the Award Shares, immediate vesting shall occur and the Period of Restriction shall end for such Award Shares, and the Award Shares shall be free of restrictions and freely transferable on the date of such Vesting Acceleration Event. (d) “Vesting Acceleration Event” means, while Employee remains employed with the Company or a Subsidiary and prior to forfeiture of the Award Shares: (i) Employee’s termination of employment by reason of disability (as defined below) or (iii) Employee’s death. For purposes of this Agreement, “disability” shall mean, if the Employee is subject to a written employment or similar agreement with the Company or a subsidiary, “disability” shall have the meaning set for the agreement. In the absence of such definition, “disability” shall be defined in accordance with Section 22(e)(3) of the Code. 3. Stock Issuance. (a) The Company shall issue the Award Shares either: (i) in certificate form, (ii) in book-entry form or (iii) in trust, in each case with notations as to any restrictions on transfer imposed under this Agreement.   2 10/20/25, 3:48 PM EX-99.2 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex992.htm 2/4

(b) Any certificates representing any of the Award Shares shall be held by the Company (or as otherwise directed by the Company) until the Period of Restriction with respect to any such Award Shares lapses or until the Award Shares are forfeited hereunder. (c) As soon as administratively practicable after the Period of Restriction lapses for any of the Award Shares, the Company shall either remove the relevant notations for such Award Shares issued in book-entry form and deliver such shares as directed by Employee or deliver to Employee a certificate(s) evidencing the number of Award Shares as to which the Period of Restriction has lapsed. 4. Voting Rights. During the Period of Restriction, Employee may exercise full voting rights with respect to all of the Award Shares. 5. Dividends and Other Distributions. During the Period of Restriction, subject to Paragraph 11, all dividends and other distributions paid with respect to the Award Shares in the Company’s Common Stock or other securities of the Company shall be held by the Company until payable or forfeited pursuant hereto. Such stock dividends and other stock distributions shall be subject to the same restrictions on transferability and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions. Unless otherwise determined by the Committee prior to the time a dividend is paid, dividends paid in cash shall be paid to Employee at the same time as they are paid to other shareholders of the Company and shall not be subject to any restrictions under this Agreement. 6. Forfeiture on Termination of Employment. If Employee’s employment with the Company and its Subsidiaries terminates for any reason prior to the end of the Period of Restriction and Paragraphs 2(c) and 7 do not apply to any portion of the Award Shares then subject to restrictions, then any Award Shares subject to restrictions at the date of such termination of Employee’s employment shall be forfeited to the Company immediately upon such termination. For purposes of this Agreement, transfer of employment among the Company and its Subsidiaries shall not be considered a termination of employment. 7. Effect of a Change in Control. In the event of a Change in Control, the provisions of Section 17(c) of the Plan shall apply to the treatment of this Award on and after the effective date of the Change in Control. 8. Withholding Taxes. The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. The Committee may require Employee or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed. In lieu thereof, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due or to become due from the Company, or any of its Subsidiaries, to or with respect to Employee an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes or to retain and withhold a number of shares of the Company’s Common Stock having a market value not less than the amount of such taxes and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes. Employee or any successor in interest is authorized to deliver shares of the Company’s Common Stock in satisfaction of minimum statutorily required tax withholding obligations. 9. Plan. The Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions).   3 10/20/25, 3:48 PM EX-99.2 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex992.htm 3/4

10. Construction and Capitalized Terms. This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise. 11. Clawback Provision. Employee agrees that the Company shall have the right to require Employee to repay the value of the shares received by Employee pursuant to this Agreement, as may be required by law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder) or in accordance with the terms of the any clawback and/or recoupment policy of the Company in effect now or in the future. This Paragraph 11 shall survive the termination of Employee’s employment for any reason. The foregoing remedy is in addition to and separate from any other relief available to the Company due to Employee’s misconduct or fraud. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding upon Employee and all persons claiming through Employee.     4 10/20/25, 3:48 PM EX-99.2 https://www.sec.gov/Archives/edgar/data/910073/000119312520210776/d157339dex992.htm 4/4